Exhibit 10.49
THIRD AMENDMENT
TO
COOPERATIVE BROKERAGE AGREEMENT

This THIRD AMENDMENT TO COOPERATIVE BROKERAGE AGREEMENT (this “Third Amendment”) is made as effective as of March 23, 2018, and is by and among REALHome Services and Solutions, Inc., a Florida corporation (“RHSS, Inc.”), REALHome Services and Solutions – CT, Inc., a Connecticut corporation (“RHSS CT”), and New Residential Sales Corp., a Delaware Corporation (“NRZ Brokerage”).

RECITALS
WHEREAS, on August 28, 2017, RHSS, Inc., RHSS CT, and NRZ Brokerage entered into that certain Cooperative Brokerage Agreement (as amended, the “CBA”);
WHEREAS, RHSS, Inc., RHSS CT, and NRZ Brokerage desire to amend the CBA, in the manner set forth herein; and
WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the CBA.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, and the covenants herein contained, each of parties agree as follows:
1.    Section 19(a)(xi) of the CBA is hereby deleted in its entirety, and inserted in lieu thereof is the following Section 19(a)(xi) of the CBA, as follows:
“(xi) Sufficient Cash. By NRZ Brokerage, if the Guarantor, together with its direct and indirect subsidiaries on a consolidated basis, fails to maintain twenty-five million dollars ($25,000,000) in unencumbered (except for that certain Credit Agreement dated November 27, 2012 under which Altisource is the borrower and any successive amendments, restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements thereof) cash and/or cash equivalents, regardless of the currency (the “Cash Threshold”); provided that each month, the principal financial officer or principal accounting officer shall certify that (a) at the end of such month, the Cash Threshold was satisfied in accordance with the United States generally accepted accounting principles (GAAP) definition of cash and cash equivalents; and (b) throughout such month, the Cash Threshold was satisfied at the end of each day in the month based on the total amount of cash held in bank accounts, which may or may not be GAAP compliant and may or not be reconciled.”

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2.    All remaining provisions of the CBA shall remain unchanged and effective and are incorporated herein by reference.
3.    This Third Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed and delivered this Third Amendment to Cooperative Brokerage Agreement as of the date first written above.
RHSS INC.:

REALHome Services and Solutions, Inc.

By: /s/ Michelle D. Esterman
Name: Michelle D. Esterman
Title: President and Chief Executive Officer

RHSS CT.:

REALHome Services and Solutions - CT, Inc.

By: /s/ Michelle D. Esterman
Name: Michelle D. Esterman
Title: President and Chief Executive Officer

NRZ Brokerage:

New Residential Sales Corp.

By: /s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

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